Exhibit 10.5


                        SERVICE AGREEMENT


                   This  SERVICE AGREEMENT is entered into as  of
December  11,  2002 by and between CareDecision  Corp.  a  Nevada
corporation,   (the "Company"), and Robert Jagunich ("Jagunich"),
and is effective upon the execution by the parties hereto.

                  1.       DUTIES AND RESPONSIBILITIES.

                   A. Jagunich shall provide information technology consulting to the Company. Jagunich shall report to and perform the duties and responsibilities assigned to him by the Company's President, or such other person as may be designated by the Company's Board of Directors.

                   B. Jagunich agrees to devote his full time and attention to the Company, to use his best efforts to advance the business and welfare of the Company, to render his services under this Agreement fully, faithfully, diligently, competently and to the best of his ability, and not to engage in any other employment activities.

                    C.        Jagunich  shall  be  based  in  the
Company's principal office, but Jagunich shall be required to travel to other geographic locations in connection with the performance of his duties

                  2.       PERIOD OF EMPLOYMENT.

                  A. Jagunich's employment with the Company shall be governed by the provisions of this Agreement from December 11, 2002, until September 30, 2003. The period during which the Jagunich provides services to the Company pursuant to this Agreement shall be referenced in this Agreement as the "Employment Period."


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                    B.         During  the  first  year  of  this
Agreement, if Jagunich is terminated other than for Cause or if he resigns for Good Reason, he shall be entitled to the payments and other benefits, set forth in Paragraph 6 of this Agreement.

                  3.       COMPENSATION.

     A.   Compensation

       (a) For the services provided under this Agreement, the Company shall issue the Consultant Four Million One Hundred Twenty Seven Thousand and Ninety Three (4,127,093) restricted shares of common stock of the Company. The Consulting shares shall be issued January 31, 2003.

       (b) The Company will reimburse Consultant for all reasonable out-of-pocket expenses incurred by her in the course of performing her duties at the request of the Company under this Agreement, upon completion of an expense report satisfactory to the Company.

       B. Except for the conditions described in paragraph A above, Jagunich's compensation shall be subject to periodic review by the Company, and may be increased or decreased in the Company's discretion.

                   C. The Company shall deduct and withhold from the compensation payable to Jagunich hereunder any and all applicable Federal, State and Local income and employment withholding taxes and any other amounts required or authorized by Jagunich to be deducted or withheld by the Company under applicable statutes, regulations, ordinances or orders governing or requiring the withholding or deduction of amounts otherwise payable as compensation or wages to employees.


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        4.       EXPENSE REIMBURSEMENT

                   In addition to the compensation specified in Paragraph 3, Jagunich shall be entitled, in accordance with the reimbursement policies in effect from time to time, to receive reimbursement from the Company for reasonable business expenses incurred by Jagunich in the performance of his duties hereunder, provided Jagunich furnishes the Company with vouchers, receipts and other details of such expenses in the form required by the Company sufficient to substantiate a deduction for such business expenses under all applicable rules and regulations of Federal and State taxing authorities.

                  5.       FRINGE BENEFITS.

                    A. Jagunich shall, throughout the Employment Period, shall not be eligible to participate in all group term life insurance plans, group health plans, accidental death and dismemberment plans and short-term disability programs and other employee perquisites which are made available to the Company's employees.

                    B. Should the Company terminate Jagunich's employment for Cause, as defined below, or should Jagunich voluntarily resign other than for Good Reason, the Company shall have no obligation to Jagunich under this Agreement other than for accrued but unpaid salary. Should the Company terminate Jagunich's employment other than for Cause during this Agreement, or should Jagunich resign for Good Reason, the Company shall have no further obligation under this Agreement, except that the Company will continue to pay Jagunich's base salary for a six-month period, (less, if applicable, any long-term disability payments).


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                  6.       GOOD REASON.

                   For Purposes of this agreement, "Good Reason" shall mean:

                   A.        A  material reduction in the duties,
responsibilities, status, reporting responsibilities, title, or offices that Jagunich had with the Company immediately before the reduction.

                   B. A reduction by more than 20% of the total annual cash compensation (defined as Base Salary and Target Bonus) that Jagunich was eligible to receive from the Company and its affiliates immediately before the reduction, except a reduction that is part of, and consistent with, an across-the-board reduction in the salaries of senior officers of the Company.

                   C.        A  change  in control in  which  the
Jagunich is not offered a similar position at no less than seventy-five percent (75%) of Jagunich's compensation (defined as Base Salary).


                   D.        The failure of any successor to  the
Company by merger, consolidation or acquisition of all or substantially all of the business of the Company to assume the Company's obligations under this Agreement.

                   E.        A material breach by the Company  of
its obligations under this Agreement.
In no event, however, shall a Change in Control be deemed to occur in connection with any public offering of the Common Stock.


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                  7.       RESTRICTIVE COVENANTS.

                  During the Employment Period:

                                     (i)  Jagunich  shall  devote
Jagunich's full time and energy solely and exclusively to the performance of Jagunich's duties described herein, except during periods of illness or vacation periods.

                                     (ii)   Jagunich  shall   not
directly or indirectly provide services to or through any person, firm or other entity except the Company, unless otherwise authorized by the Board in writing. The Company does, however, reserve the right to demand Jagunich's resignation from those same Boards, if, in the opinion of the CareDecision CEO, continued membership on those Boards by Jagunich diminishes his ability to execute his responsibilities identified within this Agreement; or if continued association with those organizations becomes detrimental to the goals of the company; or if continued membership represents a conflict, or potential conflict, with the business activities, or objectives, of CareDecision.net.

                                  (iii) Jagunich shall not render
any services of any kind or character for Jagunich's own account or for any other person, firm or entity without first obtaining the Company's written consent.
Jagunich,   however,  shall  have  the  right  to  perform   such
incidental services as are necessary in connection with (a) Jagunich's private passive investments, but only if Jagunich is not obligated or required to (and shall not in fact) devote any managerial efforts which interfere with the services required to be performed by him, or (b) Jagunich's charitable or community activities, or participation in trade or professional organizations, but only if such incidental services do not interfere with the performance of Jagunich's services to the Company.


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                   8.       NON-COMPETITION DURING THE EMPLOYMENT
PERIOD.

                  Jagunich acknowledges and agrees that given the extent and nature of the confidential and proprietary information he will obtain during the course of his employment with the Company, it would be inevitable that such confidential information would be disclosed or utilized by the Jagunich should he obtain employment from, or otherwise become associated with, an entity or person that is engaged in a business or enterprise that directly competes with the Company. Consequently, during any period for which Jagunich is receiving payments from the Company, either as wages or as a severance benefit, including but not limited to severance pay pursuant to paragraph 7, Jagunich shall not, without prior written consent of the Company's Board of Directors, directly or indirectly own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed by or connected in any manner with, any enterprise which is engaged in any business competitive with or similar to that of the Company; provided, however, that such restriction shall not apply to any passive investment representing an interest of less than two percent (2%) of an outstanding class of publicly-traded securities of any Company or other enterprise which is not, at the time of such investment, engaged in a business competitive with the Company's business.

                  9.      NON-SOLICITATION.

                   During the Employment Period and for one (1) year following termination of Jagunich's employment, Jagunich shall not encourage or solicit any of the Company's employees to leave the Company's employ for any reason or interfere in any other manner with employment relationships at the time existing between the Company and its employees. In addition, Jagunich shall not solicit, directly or indirectly, business from any client of the Company, induce any of the Company's clients to terminate their existing business relationship with the Company or interfere in any other manner with any existing business relationship between the Company and any client or other third party.

                  Jagunich acknowledges that monetary damages may not be sufficient to compensate the Company for any economic loss, which may be incurred by reason of his breach of the foregoing restrictive covenants. Accordingly, in the event of any such breach, the Company shall, in addition to the termination of this Agreement and any remedies available to the Company at law, be entitled to obtain equitable relief in the form of an injunction precluding Jagunich from continuing such breach.


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                  10.      PROPRIETARY INFORMATION.

                    As a condition precedent to Jagunich's employment with the Company, Jagunich will execute the Company's standard Confidential Information and Assignment of Inventions Agreement Jagunich's obligations pursuant to the Confidential Information and Assignment of Inventions Agreement will survive termination of Jagunich's employment with the Company.

                  11.      SUCCESSORS AND ASSIGNS.

                   This Agreement is personal in its nature and Jagunich shall not assign or transfer his rights under this Agreement. The provisions of this Agreement shall inure to the benefit of, and be binding on each successor of the Company whether by merger, consolidation, transfer of all or substantially all assets, or otherwise and the heirs and legal representatives of Jagunich.

                  12.      NOTICES.

                   Any notices, demands or other communications required or desired to be given by any party shall be in writing and shall be validly given to another party if served either personally or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice, demand or other communication shall be served personally, service shall be conclusively deemed made at the time of such personal service. If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given forty-eight (48) hours after the deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given as hereinafter set forth:


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      To the Company:

      Robert Cox, President
      CareDecision Corporation
      2 Penn Plaza, 15th Floor, Ste. 1500-53
      New York, NY 10121


      To Jagunich:

      Robert Jagunich
      765 Christine Drive
      Palo Alto, CA 94303

Any party may change its address for the purpose of receiving notices, demands and other communications by providing written notice to the other party in the manner described in this paragraph.

                  13.      GOVERNING DOCUMENTS.

                    This Agreement along with the documents expressly referenced in this Agreement constitute the entire agreement and understanding of the Company and Jagunich with respect to the terms and conditions of Jagunich's employment with the Company and the payment of severance benefits and supersedes all prior and contemporaneous written or verbal agreements and understandings between Jagunich and the Company relating to such subject matter. This Agreement may only be amended by written instrument signed by Jagunich and an authorized officer of the Company. Any and all prior agreements, understandings or representations relating to the Jagunich's employment with the Company are terminated and cancelled in their entirety and are of no further force or effect.


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                  14.      GOVERNING LAW.

                   The provisions of this Agreement will be construed and interpreted under the laws of the State of Nevada. If any provision of this Agreement as applied to any party or to any circumstance should be adjudged by a court of competent jurisdiction to be void or unenforceable for any reason, the invalidity of that provision shall in no way affect (to the maximum extent permissible by law) the application of such provision under circumstances different from those adjudicated by the court, the application of any other provision of this Agreement, or the enforceability or invalidity of this Agreement as a whole. Should any provision of this Agreement become or be deemed invalid, illegal or unenforceable in any jurisdiction by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision will be stricken and the remainder of this Agreement shall continue in full force and effect.

                  15.      REMEDIES.

                   All rights and remedies provided pursuant to this Agreement or by law shall be cumulative, and no such right or remedy shall be exclusive of any other. A party may pursue any one or more rights or remedies hereunder or may seek damages or specific performance in the event of another party's breach hereunder or may pursue any other remedy by law or equity, whether or not stated in this Agreement.


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                  16.      NO WAIVER.

                   The waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any later breach of that provision.

                  17.      COUNTERPARTS.

                  This Agreement may be executed in more than one
counterpart, each of which shall be deemed an original,  but  all
of   which  together  shall  constitute  but  one  and  the  same instrument.


CareDecision Corporation


/s/ Robert Cox
--------------------------------
By:  Robert Cox
Title: President


Robert Jagunich


/s/ Robert Jagunich
--------------------------------
Title: Service Provider


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